UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2012

Petroleum Development Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-7246	95-2636730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 3000, Denver, CO 80203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 303-860-5800

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Long-Term Incentive Compensation.

On January 16, 2012, the Compensation Committee (“Committee”) of the Board of Directors, after a review of performance and competitive market data, finalized the following 2012 long-term incentive grants for the Company’s current named executive officers under the Company’s 2010 Long-Term Equity Compensation Plan.

The Committee awarded three types of 2012 executive officer equity awards: restricted stock (time-based vesting), stock-settled stock appreciation rights (“SARs”) and performance shares. All awards were made under the Company’s 2010 Long-Term Equity Compensation Plan. The grants of restricted stock and SARs were established with three-year ratable annual vesting on January 16 of each year with the first vesting on January 16, 2013. The receipt of any of the performance shares is contingent on the Company’s total shareholder return (TSR), which is essentially the Company’s stock price change including any dividends, as compared to the TSR of a set group of 15 peers. The performance shares are measured over a three-year period ending on December 31, 2014, and can result in a payout of between 0% and 200% of the target shares below. The 2012 equity awards were as follows:

	September 30,	September 30,	September 30,
EXECUTIVE OFFICER	RESTRICTED STOCK (TIME-BASED VESTING)	STOCK APPRECIATION RIGHTS (SARs)	PERFORMANCE SHARES (TARGET)
James M. Trimble	38,517	32,959	14,725
Gysle R. Shellum	11,413	9,766	4,363
Barton R. Brookman	11,413	9,766	4,363
Daniel W. Amidon	9,273	7,935	3,545
Lance Lauck	9,273	7,935	3,545

Other restrictions and conditions of the awards include:

•

Termination of any rights to unvested shares of restricted stock or SARs will result from the executive’s voluntary employment termination (other than by the executive for good reason) or employment termination by the Company for just cause.

•

Vesting of any unvested restricted stock and SARs will be accelerated in the event of termination of employment resulting from the death or disability of the executive, termination other than for cause, or voluntary termination for good reason. The performance shares may also vest upon such event, depending on certain factors outlined in the related agreements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Performance Share Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION Date: January 20, 2012

By:	/s/ James M. Trimble
James M. Trimble Chief Executive Officer and President